                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                _______________

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  October 11, 1999

                                _______________



                            ICF INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


   Delaware                    File No. 1-12248                 54-1437073
(State or other                (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


                               9300 Lee Highway
                         Fairfax, Virginia  22031-1207
         (Address of principal executive offices, including zip code)



                                 703-934-3600
             (Registrant's telephone number, including area code)
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          Item 5. Other Events
          ------  ------------

     On September 15, 1999, ICF Kaiser International, Inc. amended its Rights Agreement dated January 13, 1992 that governs its Shareholder Rights Plan. The amendment is attached as Exhibit 4(k).

     On October 6, 1999, ICF Kaiser International, Inc. (the "Company") purchased $14,000,000 of outstanding notes from holders of its $15,000,000 12% Senior Notes due 2003, Series B (the "Notes"). The Notes were issued pursuant to an indenture, dated as of December 23, 1996 (as supplemented and amended, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The Company purchased the Notes at 88% of par value plus accrued interest from June 30, 1999. Pursuant to an agreement between the Noteholders and the Company, the form of which is attached as Exhibit 10(tt), the holders of the purchased Notes consented to amending the Indenture through a Fifth Supplemental Indenture. The Fifth Supplemental Indenture removes substantially all of the financial and other restrictive covenants and most events of default contained in the Indenture and is attached as Exhibit 4(d)(5).

Item 7.   Financial Statements and Exhibits.

(c)       Exhibits.
          --------

4(d)(5)   Fifth Supplemental Indenture, dated as of October 5, 1999.

4(k)      Amendment No. 2 to Rights Agreement

10(tt) Form of Agreement of Release, Consent and Waiver, dated October 5, 1999, between the Company and T. Rowe Price, Penn Series High Yield Bond Fund, NorthStar Investment Management, and Deutsche Bank.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                              ICF KAISER INTERNATIONAL, INC.
                                    (Registrant)


                              /s/ Timothy P. O'Connor
                              ----------------------------------
                              Timothy P. O'Connor
                              Executive Vice President,
                              Chief Financial Officer and
                              Chief Administrative Officer

Date: October 11, 1999